UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): May 2, 2018

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648 (Registrant's Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers – Compensatory Arrangements of Certain Officers.
On May 3, 2018, CytRx Corporation ("we," "us," "our," "CytRx," or the "Company") issued a press release announcing that our Board of Directors, at its regular meeting held on May 2, 2018, has approved the appointment of Mr. Eric L. Curtis, who is 50 years old, to the Company's executive management team, as President and Chief Operating Officer, effective May 3, 2018. He brings 25 years of life science development and operational experience to CytRx, with a proven track record in oncology and orphan diseases. Mr. Curtis will assume a leadership role in the partnering of CytRx's proprietary LADR™ technology and advancing the Company's current programs and future discoveries.
Mr. Curtis holds a Master of Business Administration degree from Pennsylvania State University. He earned his Bachelor of Science degree in both Business and Psychology, from the University of Pittsburgh.
A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference. Mr. Curtis is not related by birth or marriage to any employees or directors at CytRx. During the past five years prior to his employment at CytRx, Mr. Curtis was employed as President, U.S. Commercial, at Aegerion Pharmaceuticals (now Novelion Therapeutics) and provided strategic consultancy services to a variety of healthcare-focused companies, including CytRx, through his own company, Curtis Biopharm Consulting. The terms of Mr. Curtis's compensation and his employment contract are still being negotiated and will be filed by the Company when available..
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
There is filed as part of this report, the exhibit listed on the accompanying Exhibit Index, which information is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CytRx Corporation

Date: May 7, 2018	By:	/s/ JOHN Y. CALOZ
Name: John Y. Caloz
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99	Press release of CytRx Corporation issued May 3, 2018